Exhibit 99.1

SENECA GAMING CORPORATION ANNOUNCES SECOND QUARTER 2006 RESULTS

Niagara Falls, NY — Seneca Gaming Corporation (“SGC”, or the “Company”) today reported its second quarter (“Second Quarter 2006”) and six month financial results for the three and six months ended March 31, 2006. SGC is a wholly owned, tribally chartered corporation of the Seneca Nation of Indians (“Nation”) that operates all of the Nation’s Class III gaming operations in Western New York. SGC, through its wholly owned subsidiaries, Seneca Niagara Falls Gaming Corporation (“SNFGC”) and Seneca Territory Gaming Corporation (“STGC”), operates two casinos in Niagara Falls, New York (Niagara Territory) (“Seneca Niagara Casino and Hotel”) and Salamanca, New York (Allegany Territory) (“Seneca Allegany Casino”), respectively.

Second Quarter Fiscal 2006 Financial Results Summary

Consolidated Results. For the Second Quarter 2006 and for the three months ended March 31, 2005 (“Second Quarter 2005”), consolidated net revenues were $129.3 million and $106.3 million, respectively, an increase of $ 23.0 million, or 22%. This overall increase was primarily due to an increase in net gaming revenues of $20.8 million, or 21%. SGC’s consolidated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $46.3 million for the Second Quarter 2006, compared to $37.9 million in the Second Quarter 2005, an increase of $8.4 million, or 22%. The increase in EBITDA reflects the impact of our new luxury hotel and the expansion of our gaming space in December 2005 at Seneca Niagara Casino and Hotel. During the Second quarter 2006, we opened the remaining floors of rooms, including our penthouse floor featuring nine one and two bedroom suites, and the spa and salon. SGC’s consolidated Adjusted EBITDA (EBITDA plus pre-opening expenses) was $48.2 million for the Second Quarter 2006 compared to $38.1 million for the Second Quarter 2005, or an increase of 27%. Net income for the Second Quarter 2006 was $32.1 million compared to $21.6 million for the Second Quarter 2005, or an increase of $10.5 million, or 48%. Operating performance at both of our facilities was favorably impacted by less severe winter weather in the Second Quarter 2006.

Seneca Niagara Casino and Hotel Revenues and EBITDA.  For the Second Quarter 2006, Seneca Niagara Casino and Hotel’s net gaming revenues were $85.4 million compared to $70.2 million in the Second Quarter 2005, an increase of $15.2 million, or 22%. Total net revenues for the Second Quarter 2006 increased to $91.8 million from $74.3 million over the comparable prior year period, an increase of $17.5 million, or 24%.  Seneca Niagara Casino and Hotel generated EBITDA for the Second Quarter 2006 and Second Quarter 2005 of $33.4 million and $28.8 million, respectively, or an increase of 16%. Adjusted EBITDA for the Second Quarter 2006 was $35.2 million compared to $28.9 million for the Second Quarter 2005, an increase of $6.3 million, or 22%.

The overall revenue increase at the Seneca Niagara Casino and Hotel is primarily attributable to an increase in net slot revenue from $58.5 million in the Second Quarter 2005 compared to $71.5 million in the Second Quarter 2006, an increase of $13.0 million, or 22%. Table games revenue increased $2.2 million, or 20% during the comparative periods, due to an increase in hold percentage, from 14.9% for the Second Quarter 2005 to 17.8% for the Second Quarter 2006.

Seneca Allegany Casino Revenues and EBITDA. During the Second Quarter 2006 and 2005, Seneca Allegany Casino had net gaming revenues of $35.9 million and $30.3 million, respectively, an increase of $5.6 million, or 18%. Total net revenues at Seneca Allegany Casino were $37.4 million for the Second Quarter 2006 and $31.9 million for the Second Quarter 2005, an increase of $5.5 million, or 17%. Seneca Allegany Casino generated $13.3 million of EBITDA and adjusted EBITDA in the Second Quarter 2006, compared to $9.6 million in the Second Quarter 2005, representing an increase of $3.7 million, or 39%.

The increase in revenue at Seneca Allegany Casino was attributable to a $5.6 million increase in net slot revenue, reflecting the positive impact of the parking garage, and increased marketing promotions.

Six Months Fiscal 2006 Financial Results Summary

Consolidated Results. For the six months ended March 31, 2006 and 2005, consolidated net revenues were $238.2 million compared to $214.2 million, an increase of $24.0 million, or 11%. Net gaming revenues during the comparative periods also increased $22.4 million, from $202.4 million to $224.8 million, or an 11% increase. Consolidated EBITDA was $80.9 million for the six months ended March 31, 2006 compared to $76.3 million for the six months ended March 31, 2005, an increase of $4.6 million, or 6%. Consolidated net income was $53.4 million for the six months ended March 31, 2006, a $10.7 million, or 25%, increase from the comparative period in 2005. The increase in net income was primarily due to the increased EBITDA above, along with lower interest expense of $7.9 million, related to the May 2005 prepayment of SNFGC’s $80 million Freemantle Term Loan.

Seneca Niagara Casino and Hotel Revenues and EBITDA. Seneca Niagara Casino and Hotel’s total net revenues were $165.3 million and $149.9 million for the six months ended March 31, 2006 and 2005, respectively, an increase of $15.4 million or 10%. Net gaming revenues were $155.0 million and $141.4 million for the six months ended March 31, 2006 and 2005, respectively, an increase of $13.6 million or 10%. Included in net gaming revenues for the six months ended March 31, 2005 is $1.4 million of Class II poker revenues, which operations were transferred to the Nation on January 1, 2005. Seneca Niagara Casino and Hotel generated EBITDA for the six months ended March 31, 2006 and 2005 of $56.9 million and $57.2 million, respectively, or a decrease of less than 1%. The EBITDA amount for the six months ended March 31, 2006 includes approximately $4.9 million of pre-opening costs related to the opening of the luxury hotel and gaming expansion. Adjusted EBITDA for the six months ended March 31, 2006 was $61.8 million compared to $57.4 million for the six months ended March 31, 2005, an increase of $4.4 million, or 8%.

Seneca Allegany Casino Revenues and EBITDA. For the six months ended March 31, 2006 and 2005, Seneca Allegany Casino had net revenues of $72.9 million and $64.3 million, respectively, an increase of $8.6 million, or 13%. Net gaming revenues for the same comparative periods were $69.9 million and $61.0 million, respectively, an increase of $8.9 million or 14%. The increase in net revenue was mainly due to a $10.5 million increase in net slot revenue. Seneca Allegany Casino’s net gaming revenues for the six months ended March 31, 2005 included $1.9 million of Class II poker, video lottery terminal, and bingo revenues, which operations transferred to the Nation on January 1, 2005.

EBITDA for the six months ended March 31, 2006 and 2005 were $24.7 million and $19.7 million, respectively, an increase of $5.0 million or 25%. Adjusted EBITDA for the six months ended March 31, 2006 and the six months ended March 31, 2005, approximated EBITDA reported for these periods.

John Pasqualoni, President and Chief Executive Officer of SGC, stated the following: “We are very excited about the opening of our entire luxury hotel at Seneca Niagara Casino and Hotel on March 31, 2006, including our spa, salon, pool, exercise area and luxurious penthouse suites. During the next several months, we plan to expand our marketing efforts to attract the mid to high end gaming patrons to our facilities. While I am pleased with the revenue growth generated since the opening and completion of our expanded facilities at Seneca Niagara Casino and Hotel, our management must now focus on operating these facilities in an efficient manner and using these new amenities to expand our geographic penetration and market share. The operating performance of Seneca Allegany Casino continues to exceed our expectations. The opening of the garage in July 2005 significantly increased our ability to use direct marketing and promotions to increase revenues. Its EBITDA for the Second Quarter 2006 was $13.3 million, an increase of $3.7 million, or 39% over the same quarter last year. Our focus for the rest of fiscal 2006 is to continue this positive trend while managing the construction phase of our resort hotel project in Allegany”.

Expansion Projects

During the Second Quarter 2006, SGC spent $60.9 million for construction costs and the purchase of property and equipment, including $53.5 million for the construction and equipping of the luxury hotel at Seneca Niagara Casino and Hotel, and $4.2 million for the construction of the Seneca Allegany Casino resort hotel. The remaining balance of capital expenditures relates to other construction and equipment purchases for both casinos.

The entire 604 rooms and all related amenities of the Seneca Niagara Casino and Hotel were open by March 31, 2006. Estimated total cost to construct and equip the luxury hotel is between $235.0 to $240.0 million.

Erection of steel has continued at the Seneca Allegany Casino resort hotel. We are targeting opening the entire facility by late December 2006. Estimated total cost to construct and equip the resort hotel is between $156.0 and $167.0 million.

Barry E. Snyder, Sr, President of the Seneca Nation of Indians and Chairman of the SGC Board of Directors commented: “On March 31, 2006, we achieved a significant milestone in the development of the Nation’s gaming and entertainment operations with the completion of the Seneca Niagara luxury hotel. The entire luxury hotel, including all rooms and nine penthouse suites, spa, salon, pool and exercise area, was opened, as planned, by March 31, 2006. With this addition to our gaming facilities, the Nation continues to demonstrate its commitment to creating the premier destination and entertainment facilities in Western New York. This commitment is also demonstrated with the construction of our resort hotel at Seneca Allegany Casino, which we plan to open in late December 2006. This 220-room resort hotel with its amenities will make this facility the premier full service Class III gaming and entertainment complex in its region. Finally, we have started the process to invest up to $125 million in the Seneca Buffalo Creek Casino located in the Buffalo downtown inner harbor area.”

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, but is commonly used in the gaming industry as a measure of performance and basis for valuation of gaming companies. A reconciliation of net income to EBITDA is provided at the end of this press release.

SGC defines EBITDA as earnings before interest, taxes, depreciation and amortization. SGC defines Adjusted EBITDA as EBITDA plus pre opening expense. SGC’s calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies and therefore comparisons of EBITDA and Adjusted EBITDA may be limited. EBITDA and Adjusted EBITDA should not be construed as a substitute for operating income or net income, as they are determined in accordance with generally accepted accounting principles.

Forward-Looking Statements

This earnings release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with references to SGC and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this earnings release, including, but not limited to our ability to complete our hotel expansion projects on schedule and for the referenced estimated costs, our ability to construct and open our third casino in Erie County, our ability to make the Nation’s gaming operations into the premier destination and entertainment facilities in Western New York, our ability to operate our facilities in an efficient manner, our ability to expand our geographic penetration and market share, and our ability to attract more mid to high-end gaming patrons, conference business and overnight guests with the opening of the Seneca Niagara Casino and Hotel, and our ability to continue positive financial trends while managing the construction phase of our Allegany resort hotel project. Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K. These Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release.

Earnings Conference Call

The Chairman of the Board and Nation’s President Barry E. Snyder and Seneca Gaming Corporation senior management will host an earnings conference call for investors and other members of the financial community on May 17, 2006 at 11:30 AM. Interested parties may participate in this call by dialing 1-800-895-1549, pass code SENECA. A rebroadcast of this earnings conference call will be available for 14 days using the same number and pass code.

Contact: Joseph A. D’Amato, Senior Vice President Finance and Administration for additional information at 716-299-1073.

SENECA GAMING CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)  ($000’s omitted)

	March 31,	September 30,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$55,302	$142,467
Short-term investments	82,350	96,091
Receivables from affiliates	1,362	875
Other receivables, net	1,910	1,979
Inventories	2,666	2,095
Other current assets	5,713	6,437

Total current assets	149,303	249,944

Property and equipment, net	535,912	430,418
Other long-term assets	62,700	18,486

Total assets	747,915	698,848

Liabilities and Capital

Current liabilities:
Trade payables	5,476	3,898
Due to Nation	262	—
Construction payables - SCMC	15,211	10,894
Other construction payables	20,253	23,341
Exclusivity fees payable	6,958	5,717
Accrued interest	15,104	14,218
Customer point liability	12,005	10,682
Accrued regulatory costs	10,944	9,347
Other current liabilities	19,190	17,974

Total current liabilities	105,403	96,071

Long-term debt	493,849	493,352

Total liabilities	599,252	589,423

Capital:
Retained earnings	148,663	109,425

Total liabilities and capital	$747,915	$698,848

SENECA GAMING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)  ($000’s omitted)

	Three Months Ended:		Six Months Ended:
	March 31,	March 31,	March 31,	March 31,
	2006	2005	2006	2005
Revenues:
Gaming	$126,615	$103,495	$236,653	$207,786
Food and beverage	12,559	9,873	22,345	19,550
Lodging	1,521	—	1,582	—
Retail, entertainment and other	4,852	4,049	9,513	8,283
Less: promotional allowances	(16,290)	(11,136)	(31,921)	(21,462)
	129,257	106,281	238,172	214,157

Expenses:
Gaming	32,859	27,925	60,899	56,552
Food and beverage	11,565	8,346	20,375	17,037
Lodging	1,562	—	1,839	—
Retail, entertainment and other	2,698	2,311	5,427	5,192
Advertising, general and administrative	32,423	29,637	63,848	58,867
Pre-opening costs	1,875	119	4,932	183
Depreciation and amortization	8,291	6,469	15,362	12,836

Total operating expenses	91,273	74,807	172,682	150,667

Operating income	37,984	31,474	65,490	63,490
Interest income	1,356	1,009	2,827	2,012
Interest expense	(7,214)	(10,849)	(14,906)	(22,805)

Net income (loss)	$32,126	$21,634	$53,411	$42,697

SENECA GAMING CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)  (‘000’s OMITTED)

	Six Months Ended:
	March 31,	March 31,
	2006	2005
Cash flows relating to operating activities:

Net income	$53,411	$42,697
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	15,362	12,836
Amortization of deferred financing costs and debt discount	1,585	1,264
Other	210	(191)
Change in operating assets and liabilities:
Current assets	(467)	(2,074)
Long-term assets	—	40
Current liabilities	7,841	(36,423)

Net cash provided by operating activities	77,942	18,149

Cash flows relating to investing activites:
Purchases of property and equipment	(119,635)	(85,984)
Land acquisition costs	(15,946)	(580)
Payment to collateralize letter of credit	(33,500)	—
Sales (purchases) of investments, net	13,741	(53,859)

Net cash used in investing activities	(155,340)	(140,423)

Cash flows relating to financing activities:
Payments to sinking fund	—	(17,631)
Repayments of long-term debt	—	(278)
Payment of deferred financing costs	(542)	(519)
Dividends paid to the Nation	(9,225)	(1,092)

Net cash used in financing activities	(9,767)	(19,520)

Net decrease in cash	(87,165)	(141,794)

Cash balances:
Beginning of period	142,467	211,595

End of period	$55,302	$69,801

SENECA GAMING CORPORATION
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Three months ended March 31, 2006
(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated
Net Income (loss)	$26,306	$9,804	$(249)	$(3,735)	$32,126
Depreciation	5,838	2,453	—	—	8,291
Interest, net	1,212	1,071	233	3,342	5,858

EBITDA	33,356	13,328	(16)	(393)	46,275
Pre-opening costs	1,859	—	16	—	1,875

Adjusted EBITDA	$35,215	$13,328	$—	$(393)	$48,150

SENECA GAMING CORPORATION
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Three months ended March 31, 2005
(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated
Net Income (loss)	$18,993	$6,267	$(39)	$(3,587)	$21,634
Depreciation	4,425	2,044		—	6,469
Interest, net	5,409	1,279	40	3,112	9,840

EBITDA	28,827	9,590	1	(475)	37,943
Pre-opening costs	116	—	3	—	119

Adjusted EBITDA	$28,943	$9,590	$4	$(475)	$38,062

SENECA GAMING CORPORATION
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Six months ended March 31, 2006

(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated
Net Income (loss)	$44,045	$17,347	$(542)	$(7,439)	$53,411
Depreciation	10,547	4,815	—	—	15,362
Interest, net	2,356	2,514	479	6,730	12,079

EBITDA	56,948	24,676	(63)	(709)	80,852
Pre-opening costs	4,864	—	68	—	4,932

Adjusted EBITDA	$61,812	$24,676	$5	$(709)	$85,784

SENECA GAMING CORPORATION
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Six months ended March 31, 2005
(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated
Net Income (loss)	$36,781	$13,037	$(72)	$(7,049)	$42,697
Depreciation	8,777	4,059	—	—	12,836
Interest, net	11,667	2,571	76	6,479	20,793

EBITDA	57,225	19,667	4	(570)	76,326
Pre-opening costs	128	48	7	—	183

Adjusted EBITDA	$57,353	$19,715	$11	$(570)	$76,509